Exhibit 10.1

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Letter Agreement re Subordination of Seller Payments dated as of July 25, 2016 (the "subordination agreement"), by and among Logicmark Investment Partners, LLC, a Delaware limited liability company, Gottlieb Family, LLC, a Virginia limited liability company, Ben Cornett, Kevin O'Connor and Generation3 Partners I, LLC, a Delaware limited liability company, Logicmark, LLC, a Delaware limited liability company, NXT-ID, Inc., a Delaware corporation, and ExWorks Capital Fund I, L.P., in its capacity as agent for the Lenders (in such capacity, "senior lender"), to the indebtedness (including interest) owed by borrower (as defined below) and certain of its affiliates pursuant to that certain Loan and Security Agreement dated as of July 25, 2016 between borrower the other "Loan Party Obligors" from time to time party thereto, Agent and the "Lenders" from time to time party thereto, as such Loan and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time; subordinated lender, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

SECURED SUBORDINATED PROMISSORY NOTE

$2,500,000	July 25, 2016

FOR VALUE RECEIVED, NXT-ID, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of LOGICMARK INVESTMENT PARTNERS, LLC, a Delaware limited liability company, in its capacity as Seller Representative on behalf of the Sellers (as defined below) (the “Subordinated Lender”), the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) together with interest thereon as hereinafter described, in immediately available funds, at such times as set forth below and in accordance with the terms set forth herein.

1.            Reference to Interest Purchase Agreement. This Secured Subordinated Promissory Note (this “Note”) is executed and delivered pursuant to that certain Interest Purchase Agreement, dated as of May 17, 2016, by and among (a) Borrower, (b) Seller Representative, and (c) LOGICMARK INVESTMENT PARTNERS, LLC, a Delaware limited liability company, GOTTLIEB FAMILY, LLC, a Virginia limited liability company, BEN CORNETT, KEVIN O’CONNOR and GENERATION3 PARTNERS I, LLC, a Delaware limited liability company (collectively, the “Sellers”), as amended by that certain First Amendment to Interest Purchase Agreement, dated as of July 7, 2016, by and between Borrower and Seller Representative (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.            Payment of Principal. Subject to the restrictions and limitations provided herein and in the Intercreditor Agreement, all outstanding principal and accrued interest shall be due and payable in full on the sixtieth (60th) day following the date hereof (the “Maturity Date”).

3.            Payment of Interest.

(a)               Except as otherwise provided herein, interest shall accrue from the original date of issuance of this Note on the unpaid principal amount of this Note (the “Principal Balance”) at the rate of fifteen percent (15.0%) per annum (the “Interest Rate”). Accrued interest shall be paid on the Maturity Date in cash by wire transfer of immediately available funds. Interest on the unpaid principal balance due under this Note shall be calculated on the basis of a 365-day year and the actual number of days elapsed in any portion of a month for which interest may be due.

(b)               From and after an Event of Default (as defined herein), interest shall accrue on the amount of the Principal Balance hereunder at a rate equal to the Interest Rate plus five percent (5.0%) per annum.

4.            Equity Raise Obligations.

(a)               In order to fund the repayment in full of the amounts due under this Note (including principal and all accrued and unpaid interest thereunder), Borrower shall use best efforts to expeditiously (but by no later than the sixtieth (60th) day following the Closing Date) raise capital sufficient for such purposes, including, without limitation, by immediately seeking and obtaining stockholder approval required by Borrower to consummate a private placement, and/or registered public offering, of the equity securities of Borrower, in compliance with all applicable laws and regulations, including applicable stock exchange rules and regulations, which best efforts shall be maintained by Buyer on an ongoing basis until the Seller Note is has been fully satisfied. In connection therewith, Borrower shall keep Subordinated Lender currently apprised of all material actions and developments in connection therewith on an ongoing basis, including by delivery to Subordinated Lender of all relevant documents and information as requested by or on behalf of Subordinated Lender.

(b)               In furtherance of Section 4(a) above, Borrower shall prepare a registration statement on Form S-1 (the “Registration Statement”) to register a number of shares of capital stock of Borrower such that Borrower will obtain cash proceeds from the sale of such capital stock sufficient to repay the unpaid Principal Balance together with any unpaid, accrued interest thereon (the “Shares”). Borrower shall file the Registration Statement with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable after the date on which Borrower reasonably believes that it will be unable to repay the indebtedness under this Note in full (but in no event later than the day following the Maturity Date) and Borrower shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof. Borrower shall keep the Registration Statement continuously effective until the Shares have been sold by the Borrower. Borrower shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock a number of shares of Common Stock sufficient permit Borrower to issue the Shares. Borrower shall provide Subordinated Lender with a reasonable opportunity to review and be consulted on the Registration Statement and any related SEC filings prior to making such filings with the SEC and on any SEC comments and Borrower responses thereto. Borrower agrees that it shall promptly pay to the Subordinated Lender the unpaid Principal Balance together with any unpaid, accrued interest thereon from the proceeds from the sale of the Shares but in no event later than 3 business days after Borrower’s receipt of such proceeds.

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5.            Funding of Escrow Account. The Escrow Amount shall not be funded at Closing and instead shall be funded by the Subordinated Lender from amounts paid by Borrower under this Note after the repayment to the order of the Subordinated Lender of $1,000,000 of principal due under this Note plus all accrued and unpaid interest on the entire principal amount of this Note.

6.            Prepayment. Subject to the limitations contained herein, Borrower may, at its option at any time, prepay, in whole but not in part, without premium or penalty, the Principal Balance, together with accrued but unpaid interest on such Principal Balance to the date of prepayment.

7.            Mandatory Prepayment. Notwithstanding Section 2 above, and subject to the Intercreditor Agreement, the total unpaid Principal Balance due Subordinated Lender under this Note, together with all accrued and unpaid interest thereon, shall immediately be due and payable, upon the consummation of a Capital Event. As used herein, the term “Capital Event” shall mean (a) the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or group of related Persons on an arm’s-length basis, pursuant to which such party or parties (i) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) directly or indirectly substantially all of the outstanding capital stock of the Borrower or (ii) acquire assets constituting all or substantially all of the assets of the Borrower and its subsidiaries on a consolidated basis or (b) the consummation of a private or public offering of debt or equity of Borrower or any subsidiary following the date hereof.

8.            Defaults. The occurrence of any one or more of the following events shall constitute a default by Borrower under this Note and shall be referred to as an “Event of Default”:

(a)               If Borrower fails to pay any amount due and payable hereunder within five (5) business days of the date when due;

(b)               If Borrower otherwise fails to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note or the Purchase Agreement which is required to be performed, kept or observed by Borrower and such failure continues for fifteen (15) days after delivery of written notice thereof;

(c)               If an Event of Default shall have occurred under the Security Agreement (as defined below);

(d)               If Borrower (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay debts as they become due; (ii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of its creditors; (iii) in the absence of such application, consents or acquiescences, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for all of its property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 90 days, provided that it hereby expressly authorizes the Subordinated Lender to appear in any court conducting any relevant proceeding during such 90-day period to preserve, protect and defend Subordinated Lender’s rights under this Note; or (iv) files for or permits or suffers to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law (including, without limitation, Title 11, United States Code, as amended from time to time), or any dissolution, winding up or liquidation proceeding, in respect of it, and, if any such case or proceeding is not commenced by it, such case or proceeding shall be consented to or acquiesced in by it or shall result in the entry of an order for relief or shall remain for 90 days undismissed.

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(e)               If a default shall have occurred under any agreement between Borrower and any other third party lender to the Borrower, in each case if such default results in the acceleration of the maturity of the underlying indebtedness.

9.            Consequences of Default. Subject to the Intercreditor Agreement, upon the occurrence of an Event of Default then, at Subordinated Lender’s option, and without notice by Subordinated Lender to Borrower except as otherwise expressly required herein:

(a)               The total unpaid principal balance due Subordinated Lender under this Note, together with all accrued and unpaid interest thereon, shall immediately be due and payable;

(b)               Subordinated Lender may exercise any one or more of the rights and remedies arising under the Security Agreement; and

(c)               Subordinated Lender shall have the right to exercise any and all other remedies available to it at law or in equity.

10.          Security Agreement. The payment of this Note is secured by a subordinated security agreement by and between Subordinated Lender and Borrower (the “Security Agreement”), the form of which is attached to this Note as Exhibit A, of even date herewith.

11.          Subordination. Notwithstanding anything herein to the contrary, as of the date hereof, the indebtedness evidenced by this Note is expressly subordinated pursuant to that certain letter agreement dated as of even date herewith by and between Senior Lender and the Subordinated Lender on behalf of the Sellers (the “Intercreditor Agreement”). Nothing herein shall be construed or interpreted to conflict with the terms of the Intercreditor Agreement. To the extent of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall control.

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12.          Miscellaneous.

(a)               Subordinated Lender’s remedies under this Note and the Security Agreement shall be cumulative and concurrent and may be pursued against Borrower, the collateral described in the Security Agreement or any portion or combination of such collateral and other security, and Subordinated Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Subordinated Lender’s sole discretion.

(b)               Failure of Subordinated Lender, for a period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of the Event of Default or in the event of any subsequent Event of Default. Subordinated Lender shall not by any other omission or act be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Subordinated Lender, and then only to the extent specifically set forth therein. A waiver in connection with one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event.

(c)               Borrower hereby: (i) waives and renounces any and all exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Subordinated Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (iv) consents to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agrees that the addition of any such obligors or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby.

(d)              All payments made on account of the indebtedness evidenced by this Note shall be made in currency and coin of the United States of America which shall be legal tender for public and private debts at the time of payment. Said payments and prepayments are to be made via wire transfer pursuant to Subordinated Lender’s instructions, or at such place as Subordinated Lender may, from time to time, in writing appoint.

(e)               Subject to the restrictions against set-off set forth in the Intercreditor Agreement, Subordinated Lender may elect to offset amounts payable to the Borrower by Sellers against amounts payable under this Note, including, without limitation, as a result of an adjustment of the Unadjusted Purchase Price pursuant to Section 2(f) of the Purchase Agreement.

(f)                Time is of the essence hereof.

(g)              Following an Event of Default, Borrower shall permit Subordinated Lender, its representatives and agents, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of Borrower, (ii) examine the corporate and financial records of Borrower and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, managers, key employees, consultants and independent accountants of Borrower.

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(h)              This Note and the rights and obligations of all parties hereunder shall be governed, construed and enforced in accordance with the internal laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

(i)               The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision of this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provisions shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, then the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of Borrower and Subordinated Lender under the remainder of this Note shall continue in full force and effect.

(j)                To induce Subordinated Lender to accept this Note, Borrower irrevocably agrees that, subject to Subordinated Lender’s sole and absolute discretion, all actions or proceedings in any way, manner or respect, arising out of, from or related to this Note or the Security Agreement shall be litigated in courts having situs within Cook County, Illinois. Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said county. Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought against Borrower by Subordinated Lender in accordance with this paragraph.

(k)             Borrower irrevocably, unconditionally and voluntarily waiveS any right to trial by jury in any action or proceeding (I) to enforce or defend any rights under or in connection with THis Note or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection THEREWITH OR herewith or (II) arising from any dispute or controversy in connection with or related to this Note OR the Security Agreement or any such amendment, instrument, document or agreement and agrees that such action or proceeding shall be tried before a court and not before a jury.

(l)               The term “Subordinated Lender” as used herein, shall mean such endorsee, assignee, or other transferee or successor to Subordinated Lender then becoming the holder of this Note. This Note shall inure to the benefit of Subordinated Lender and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. The term “Borrower” as used herein, shall include Borrower’s successors, assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs.

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(m)            All notices, requests, demands and other communications between the parties required or permitted to be given hereunder shall be given in the manner set forth in the Purchase Agreement.

(n)              The non-prevailing party shall pay to the prevailing party the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the prevailing party in any litigation, contest, dispute, suit, proceeding or action in any way relating to this Note or any attempt by Subordinated Lender to enforce its rights against Borrower by virtue of this Note.

(o)              It is the intention of the Borrower and the Subordinated Lender to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Subordinated Lender hereof resulting from an Event of Default, voluntary prepayment by the Borrower or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Subordinated Lender hereof either be rebated to the Borrower or credited on the outstanding principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Borrower or credited on the outstanding principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Borrower.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Secured Subordinated Promissory Note to be signed and executed as of the date first written above.

BORROWER:

NXT-ID, INC.

By:
Name:
Title:

Exhibit A

Security Agreement

(see attached)